Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”) is entered into as of May 26, 2026, by and between:

Bleichroeder Acquisition 2 France, a société par actions simplifiée formed under the laws of the Republic of France (“Assignor”); and

Bleichroeder Acquisition France Merger Sub 2, a société anonyme formed under the laws of the Republic of France (“Assignee”).

RECITALS

WHEREAS, Assignor previously entered into that certain Securities Purchase Agreement, dated as of March 4, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “SPA”), by and among Assignor, Bleichroeder Acquisition Corp. II, a Cayman Islands exempted company (the “Company”), and the purchasers identified on the signature pages thereto.

WHEREAS, pursuant to that certain Written Consent to Assignment, dated as of May 26, 2026, the Company and the Purchasers (as defined in the SPA) have consented to the assignment by Assignor of the SPA and all of Assignor’s rights and obligations thereunder to Assignee, effective as of the date hereof (the “Assignment”).

WHEREAS, the Written Consent to Assignment requires Assignee to execute and deliver this Agreement as a condition to the effectiveness of the Assignment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignee hereby agrees as follows:

1.	Assumption of Rights and Obligations. Effective as of the date hereof, Assignee hereby assumes and agrees to perform and discharge all of Assignor’s rights and obligations under the SPA arising from and after the date hereof (the “Effective Date”), with the same force and effect as if Assignee had originally been a party to the SPA as “Merger Sub.” For the avoidance of doubt, Assignor shall remain liable for all obligations under the SPA that arose prior to the Effective Date.

2.	Joinder to Transaction Documents. Assignee hereby agrees to be bound by all provisions of the Transaction Documents (as defined in the SPA) that apply to “Merger Sub,” and Assignee shall have all of the rights, and be subject to all of the obligations, of “Merger Sub” thereunder from and after the Effective Date.

3.	Representations. Assignee represents and warrants that (i) it is duly formed and validly existing under the laws of the Republic of France, (ii) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder and under the Transaction Documents, and (iii) this Agreement has been duly authorized, executed and delivered by Assignee and constitutes a legal, valid and binding obligation of Assignee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity.

4.	No Other Amendment. Except as expressly set forth herein, the SPA and the other Transaction Documents remain in full force and effect and are hereby ratified and confirmed in all respects.

5.	Miscellaneous. This Agreement shall be governed by and construed in accordance with the governing law provisions of the SPA. This Agreement may be executed in one or more counterparts (including by electronic signature), each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Capitalized terms used but not defined herein have the meanings ascribed to them in the SPA.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first written above.

BLEICHROEDER ACQUISITION 2 FRANCE

By:	/s/ Michel Combes
Name:	Michel Combes
Title:	President

BLEICHROEDER ACQUISITION FRANCE
MERGER SUB 2

By:	/s/ Michel Combes
Name:	Michel Combes
Title:	President

[Signature Page to Assignment and Assumption Agreement]